EXHIBIT 10.11(b)

                               December 29, 1994



First Brands Corporation
39 Old Ridgebury Road
Danbury, CT 06817

Attention:                   Mr. Donald A. DeSantis, Senior Vice
                             President, Chief Financial Officer &
                             Treasurer

Dear Gentlemen:

We are the holder of your 13.25% Subordinated Note due 2001 (the "Note"), presently outstanding in the principal amount of $45,000,000.

This letter will confirm our agreement to sell, and your agreement to purchase, the Note on January 4, 1995 (the "Closing Date"). The purchase price for the Note shall be $52,114,834, plus accrued but unpaid interest (in the amount of $49,688 if paid on 1/04/95).

On the Closing Date, we shall deliver the Note to you against payment of the purchase price therefore, together with accrued interest thereon, by wire transfer of immediately available funds to our account, no. 002-2-410591, at The Chase Manhattan Bank, N.A., ABA no. 021000021.

By your execution at the foot hereof, you shall be deemed to represent and warrant that the purchase of the Note will not violate the terms of any of your indebtedness or of any agreement or instrument related thereto.

                                            Very truly yours,

                                            METROPOLITAN LIFE INSURANCE COMPANY



                                            By      /s/ Paul R. Crotty
                                                ---------------------------


The foregoing is hereby accepted and agreed to.

FIRST BRANDS CORPORATION



By    /s/ Donald A. DeSantis
    -------------------------